Exhibit 4.8

EXECUTION VERSION

VERIZON COMMUNICATIONS INC.

$5,000,000,000

$2,500,000,000 Floating Rate Notes due 2022

$2,500,000,000 Floating Rate Notes due 2025

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

February 21, 2014

Vodafone Group Plc

Vodafone House

The Connection

Newbury

Berkshire, RG14 2FN

Ladies and Gentlemen:

Verizon Communications Inc., a Delaware corporation (the “Issuer”), proposes to issue to Vodafone 4 Limited (the “Seller”), $2,500,000,000 aggregate principal amount of its Floating Rate Notes due 2022 (the “Notes due 2022”) and $2,500,000,000 aggregate principal amount of its Floating Rate Notes due 2025 (the “Notes due 2025” and, together with the Notes due 2022, the “Securities”).

As contemplated by Exhibit D to the Stock Purchase Agreement, dated as of September 2, 2013, and amended as of December 5, 2013, among Vodafone Group Plc (“Vodafone”), the Seller and the Issuer (the “Stock Purchase Agreement”), the Issuer agrees with the Seller, as the holder of the Securities (the Seller, together with any of Vodafone or its affiliates who hereafter hold Securities, collectively, the “Holder”), and Vodafone, as the parent company of the Seller, as follows:

1. Registered Exchange Offers. The Issuer shall use its commercially reasonable efforts to prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement or, at the election of the Issuer in its sole discretion, separate registration statements for (a) the Notes due 2022 and (b) the Notes due 2025 (each, an “Exchange Offer Registration Statement”) on an appropriate form under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer to the Holder of the Notes due 2022, by no later than July 1, 2016, and with respect to a proposed offer to the Holder of Notes due 2025, by no later than July 1, 2018 (each, a “Registered Exchange Offer”), to issue and deliver to the Holder of the applicable series of the Securities, in exchange for its Securities, a like aggregate principal amount of debt securities of the Issuer that are identical in all material respects to the applicable series of Securities, except for provisions relating to additional interest and that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain restrictions on transfer pursuant to applicable securities laws (the “Exchange Securities”). The Issuer agrees to use its commercially reasonable efforts to cause the applicable Exchange Offer Registration Statement to become effective under the Securities Act and the Registered Exchange Offers to be consummated no later than (a) October 1, 2016, in the case of the Notes due 2022, and (b) October 1, 2018, in the case of the Notes due 2025. The Exchange Securities will be issued under the Indenture between the Issuer and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), dated as of December 1, 2000, as amended and supplemented (the “Indenture”).

Upon the effectiveness of an Exchange Offer Registration Statement, the Issuer shall use its commercially reasonable efforts to commence the applicable Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable the Holder electing to participate in such Registered Exchange Offer to exchange Securities for the applicable Exchange Securities (assuming that the Holder (a) is not an affiliate of the

Issuer, (b) is not an Exchange Dealer (as defined herein), (c) acquires the Exchange Securities in the ordinary course of the Holder’s business and (d) has no arrangements or understandings with any Person, including the Issuer, to participate in the distribution of the Exchange Securities) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act. “Exchange Dealer” means a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for the applicable Exchange Securities.

In connection with a Registered Exchange Offer, the Issuer shall:

(a) mail to the Holder of the applicable Securities a copy of the prospectus forming part of the applicable Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holder (such period being called the “Exchange Offer Registration Period”);

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(d) permit the Holder to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

As soon as practicable after the close of a Registered Exchange Offer but in any event not later than three (3) business days after such close, the Issuer shall:

(a) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

(c) cause the Trustee promptly to authenticate and deliver to the Holder, the applicable Exchange Securities equal in principal amount and maturity to the Securities of the Holder so accepted for exchange.

Interest on each Exchange Security issued pursuant to a Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of the original issuance of the Securities.

The Holder participating in a Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Securities to be exchanged in the Registered Exchange Offer were acquired by the Holder in the ordinary course of business, (ii) any Exchange Securities received by the Holder will be acquired in the ordinary course of business, (iii) the Holder will have no arrangements or understanding with any Person, including the Issuer, to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iv) the Holder is not an affiliate of the Issuer, and (v) the Holder is not an Exchange Dealer.

Notwithstanding any other provisions hereof, the Issuer will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the applicable Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Additional Interest.

(a) The parties hereto agree that the Holder of Registrable Securities (as defined below) will suffer damages if the Issuer fails to fulfill its obligations under Section 1 and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) an applicable Exchange Offer Registration Statement is not filed with the Commission by July 1, 2016, in the case of the Notes due 2022, or July 1, 2018, in the case of the Notes due 2025, or (ii) the applicable Exchange Offer Registration Statement does not become effective under the Securities Act and the applicable Registered Exchange Offer is not consummated on or prior to October 1, 2016, in the case of the Notes due 2022, or October 1, 2018, in the case of the Notes due 2025 (each, an “Additional Interest Trigger”), the Issuer will be obligated to pay additional interest to the Holder of Registrable Securities affected thereby, during the period beginning on October 1, 2016, in the case of the Notes due 2022, or October 1, 2018, in the case of the Notes due 2025, in an amount equal to 0.25% per annum on the principal amount of the applicable Registrable Securities held by the Holder until such Securities cease to be Registrable Securities or, if earlier, the applicable Registered Exchange Offer is consummated (an “Additional Interest Accrual Period”). The rate for additional interest will not exceed 0.25% per annum. Additional interest shall only accrue during an Additional Interest Accrual Period. Notwithstanding anything to the contrary in this Section 2(a), the Issuer shall not be required to pay additional interest to the Holder of Securities if the Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1. For purposes of this agreement, the term “Registrable Securities” means the Securities; provided, that any Security shall cease to be a “Registrable Security” as of the earlier to occur of (i) the date on which such Security has been exchanged for an Exchange Security pursuant to a Registered Exchange Offer, (ii) the date on which such Security ceases to be outstanding, or (iii) if the Exchange Offer is made with respect to the series of Securities of which the Security is a part, on the close of business, New York City time, on the last day of the Exchange Offer Registration Period therefor with respect to a Holder that is eligible to participate in the Exchange Offer but fails to tender such Security in the Registered Exchange Offer or fails to make the representations required by the second to last paragraph of Section 1.

(b) The Issuer shall notify the Trustee and the Paying Agent under the Indenture promptly upon the happening of an Additional Interest Trigger. The Issuer shall pay any additional interest due on the Registrable Securities by depositing with the Paying Agent, in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the applicable Registrable Securities, sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date specified by the Indenture and the applicable Registrable Securities to the record Holder entitled to receive the interest payment to be made on such date. The obligation to pay additional interest shall be deemed to accrue from and including October 1, 2016, in the case of the Notes due 2022, or October 1, 2018, in the case of the Notes due 2025 (following an Additional Interest Trigger), to but excluding the last day of the Additional Interest Accrual Period.

(c) The parties hereto agree that if the Issuer files an applicable Exchange Offer Registration Statement with the Commission, but, notwithstanding the Issuer’s use of its commercially reasonable efforts, the applicable Exchange Offer Registration Statement does not become effective under the Securities Act and the applicable Registered Exchange Offer is not consummated, the additional interest provided for in Section 2(a) is intended by the parties hereto to constitute the sole and exclusive remedy for any damages suffered by any Holder of Registrable Securities by reason of the failure of the Issuer to have fulfilled its obligations under Section 1 of this Agreement.

3. Registration Procedures. In connection with any Exchange Offer Registration Statement, the following provisions shall apply:

(a) The Issuer shall furnish to counsel for the Holder, prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein.

(b) The Issuer shall advise counsel for the Holder, if so requested and, if requested, confirm such advice in writing:

(i) when any Exchange Offer Registration Statement and any amendment thereto has been filed with the Commission and when such Exchange Offer Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to any Exchange Offer Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Exchange Offer Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in any Exchange Offer Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Issuer will use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Exchange Offer Registration Statement.

(d) The Issuer will furnish to the Holder, if so requested, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Holder so requests in writing, all exhibits thereto and documents incorporated by reference therein.

(e) The Issuer will cooperate with the Holder of Exchange Securities to facilitate the timely preparation and delivery of certificates representing Exchange Securities to be sold pursuant to any Exchange Offer Registration Statement free of any restrictive legends and registered in such names as the Holder may request in writing prior to sales of Exchange Securities pursuant to such Exchange Offer Registration Statement.

(f) The Issuer will cause the Indenture to be qualified under the U.S. Trust Indenture Act of 1939, as amended, as required by applicable law in a timely manner.

(g) The Issuer will use commercially reasonable efforts to obtain a CUSIP number for all Exchange Securities issued in global form not later than the initial effective date of an Exchange Offer Registration Statement.

4. Registration Expenses. The Issuer will bear all Registration Expenses incurred in connection with the performance of its obligations under this agreement. “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all Commission filing fees, (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Exchange Offer Registration Statement, any prospectus forming part of an Exchange Offer Registration Statement and any amendments or supplements thereto, any exchange agent agreements, information agent agreements, deposit agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iii) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws and the Trust Indenture Act, (iv) the fees and disbursements of the Trustee and its counsel, (v) the fees and disbursements of counsel for the Issuer and (vi) the fees and disbursements of the independent registered public accountants of the Issuer.

5. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Holder or, if there are more than one Holder, the Holders of a majority of the outstanding principal amount of the Securities.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(1) if to the Holder, c/o Vodafone Group Plc, Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, facsimile: +44 1635 238080, attention of the Company Secretary;

(2) if to counsel for the Holder, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, facsimile: 212-455-2502, attention John D. Lobrano, Esq.; or

(3) if to the Issuer, c/o Verizon Communications Inc., One Verizon Way, Basking Ridge, New Jersey 07920, facsimile: 908 766 3813, attention of the Corporate Secretary.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c) Successors and Assigns. This Agreement shall be binding upon each party and its respective successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act, and (c) the term “Person” has the meaning given to it in the Stock Purchase Agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Noteholders Agreement, dated as of February 21, 2014, by and among Vodafone, the Seller and the Issuer, constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet or agreement, understanding and parties hereto make no representations or warranties with respect to such subject matter other than those set forth or referred to in this Agreement. Each Holder shall be a third party beneficiary to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Issuer and the Holder.

Very truly yours,

VERIZON COMMUNICATIONS INC.

By:	/s/ Matthew D. Ellis
Name: Matthew D. Ellis
Title: Senior Vice President and Treasurer

Accepted:

By: VODAFONE GROUP PLC

By:	/s/ Rosemary Martin
Name: Rosemary Martin
Title: Group General Counsel & Company Secretary

By: VODAFONE 4 LIMITED

By:	/s/ Erik de Rijk
Name: Erik de Rijk
Title: Managing Director

(Registration Rights Agreement)